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Exhibit 32.1

CERTIFICATION OF
PRINCIPAL EXECUTIVE OFFICER
OF FOREST OIL CORPORATION
PURSUANT TO 18 U.S.C. SECTION 1350

        Pursuant to 18 U.S.C. Section 1350 and in connection with the accompanying report on Form 10-Q for the quarter ended September 30, 2010 that is being filed concurrently with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned officer of Forest Oil Corporation (the "Company") hereby certifies that, to such officer's knowledge:

  1.
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  2.
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

/s/ H. CRAIG CLARK H. Craig Clark
November 3, 2010	President and Chief Executive Officer

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  Exhibit 32.1
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER OF FOREST OIL CORPORATION PURSUANT TO 18 U.S.C. SECTION 1350